LAW OFFICES OF
                morris, laing, evans, brock & kennedy, chartered
          800 S.W. JACKSON,    SUITE 1310    TOPEKA, KANSAS    66612-1216
                     (785) 232-2662  FAX: (785) 232-9983
                             www.morrislaing.com


RALPH R. BROCK
JOSEPH W. KENNEDY
ROBERT I. GUENTHNER
KEN M. PETERSON
ROBERT D. OVERMAN
RICHARD D. GREENE
A. J. SCHWARTZ, JR.
DONALD E. SCHRAG
WILLIAM B. SORENSEN, JR.
JEFFERY L. CARMICHAEL

ROBERT W. COYKENDALL
ROBERT K. ANDERSON
SUSAN R. SCHRAG
MICHAEL LENNEN
KARL R. SWARTZ
ROGER L. THEIS
RICHARD F. HAYSE *
THOMAS R. DOCKING
DIANE S. WORTH
TIM J. MOORE

JANET HUCK WARD
T. LYNN WARD
ROGER N. WALTER*
JAMES D. YOUNG
LUKE A. SOBBA*
KIMBERLY S. KLEMME
RICHARD A. KEAR
CAMERON V. MICHAUD

Of Counsel:
GERALD L. MICHAUD
RICK E. BAILEY
ROBERT P. BURNS
KELLY S. HERZIK

*RESIDENT IN TOPEKA OFFICE

LESTER L. MORRIS 1901-1966
VERNE M. LAING 1907-2000
FERD E. EVANS, JR. 1919-1991
DENNIS M. FEENEY 1953-2001


Sender's Email: rwalter@morrislaing.com


                            April 17, 2003


                                EXHIBIT 23.1


Western Feed Mills, Inc.
c/o Fred W. Raybourn, President
PO Box 596
Cedar Vale, Kansas 67024

Re:	Western Feed Mills, Inc.

Gentlemen:

  We have acted as special counsel for Western Feed Mills, Inc., a Kansas corporation (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 35,000,000 shares of Common Stock of the Company. We have rendered an opinion in accordance with Item 601 (b) (5) of Regulation S-B.

  We hereby consent to the filing of the opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

                                         Very truly yours,

                                         /s/

                                         MORRIS, LAING, EVANS, BROCK &
                                         KENNEDY, CHARTERED

                                     II-58

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